EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 24, 2007 with respect to the consolidated financial statements of Pressure BioSciences, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ UHY LLP

Boston, Massachusetts
December 20, 2007